UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  May 30, 2013 (May 30, 2013)

Commission file number 1-06155 SPRINGLEAF FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 30, 2013, Springleaf Financial Funding Company (the “Borrower”) prepaid, without penalty or premium, $500.0 million under its Amended and Restated Credit Agreement, dated as of May 10, 2011, among the Borrower, Springleaf Finance Corporation (the “Company”), the Subsidiary Guarantors party thereto, Bank of America, N.A., and the Other Lenders party thereto, et al (the “Credit Agreement”).

Following the prepayment, the current outstanding principal amount under the Credit Agreement is approximately $2.035 billion.

A brief description of the Credit Agreement is contained in, and a copy of the Credit Agreement is attached as an exhibit to, the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2011 and is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)
Date:	May 30, 2013	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer